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                                                                     EXHIBIT 1.1


                             LIBERTY PROPERTY TRUST

                    (a Maryland Real Estate Investment Trust)

        COMMON SHARES OF BENEFICIAL INTEREST, $0.001 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                                                December 9, 2003


Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Dear Sirs:

      Liberty Property Trust, a Maryland real estate investment trust (the "Company"), wishes to confirm as follows its agreement (this "Agreement") with you with respect to the sale by the Company and the purchase by you of an aggregate of 2,700,000 shares (the "Firm Shares") and, at your election, up to 405,000 additional shares (the "Optional Shares"), of the Company's common shares of beneficial interest, $0.001 par value per share ("Common Shares") (the Firm Shares and the Optional Shares that you elect to purchase pursuant to
Section 2 hereof being collectively called the "Shares").

      Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

      1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, you that:

            (a) A registration statement on Form S-3 (No. 333-43267) (the "Registration Statement"), and any amendments thereto, with respect to Common Shares of the Company has (i) been prepared by the Company and Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership"), in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of the Registration Statement and any amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means, for the Registration Statement, the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means, for the Registration Statement, the date of the Effective Time; "Preliminary Prospectus" means any prospectus included in the Registration Statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with your

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consent pursuant to Rule 424(a) of the Rules and Regulations; "Registration
Statement" means the Registration Statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement as of the respective Effective Time pursuant to paragraph
(b) of Rule 430A of the Rules and Regulations, and shall include any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any reference herein to the Registration Statement, the Prospectus or a Preliminary Prospectus shall be deemed to include the documents incorporated or deemed to be incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            (b) Each Preliminary Prospectus, if any, included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Rules and Regulations, complied when so filed in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, and each Preliminary Prospectus, if any, delivered to you for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (c) On its Effective Date and on the Effective Date of any amendment thereto, the Registration Statement conformed in all material respects, and as of the date of this Agreement, the Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and at and as of each Time of Delivery (as defined below) (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of you specifically for inclusion therein. The Prospectus delivered to you for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement as of the applicable Effective Date, the Prospectus as of its date or any Preliminary Prospectus as of its date, when such incorporated or deemed to be incorporated documents became effective or were filed with the Commission, as the case may be, complied in all material respects with the Securities Act and the Rules and Regulations, and the Exchange Act and the rules and regulations thereunder, as applicable, and none of such documents, at such dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances


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under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Rules and Regulations, and the Exchange Act and the rules and regulations thereunder, as applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (e) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, after due inquiry of the Commission, threatened by the Commission or by the state securities authority of any jurisdiction.

            (f) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction as provided in Schedule I), and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. None of the subsidiaries of the Company (other than the Operating Partnership) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations. Except as described in the Prospectus and other than the Property Affiliates (as defined herein), the entities listed in Schedule II and the Operating Partnership, Development Corp. (as defined herein), Development-II (as defined herein) and SP Trust (as defined herein), the Company owns no direct or indirect equity interest in any entity.

            (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus and with respect to the Company's Amended and Restated Share Incentive Plan (the "Share Incentive Plan"), the Company's Employee Stock Purchase Plan and the Company's Dividend Reinvestment and Share Purchase Plan, no shares of beneficial interest of the Company are reserved for any purpose and except for the equity interests in the Operating Partnership ("Units") and options to purchase shares of beneficial interest issued pursuant to the Share Incentive Plan, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of beneficial interest or any other securities of the Company.

            (h) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction as provided in Schedule I), and has all partnership power and authority necessary to own or hold its properties, to conduct the business in which it is engaged. The Company is the sole general partner of the Operating Partnership. The limited partnership


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agreement of the Operating Partnership, as amended (the "Operating Partnership
Agreement"), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Prospectus. The owner's equity of the Operating Partnership is as described in the Prospectus. All of the Units have been duly and validly authorized and issued, were issued in accordance with the applicable terms of the Operating Partnership Agreement and the certificate of limited partnership of the Operating Partnership and, to the extent that such interests are owned by the Company, are owned by the Company free and clear of all liens, encumbrances, equities or claims.

            (i) Liberty Property Development Corp. ("Development Corp.") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding capital stock of Development Corp. has been duly and validly authorized and issued and is fully paid and non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). All of the capital stock of Development Corp. owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of Development Corp. are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development Corp., and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development Corp.

            (j) Liberty Property Development Corp-II ("Development-II") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding capital stock of Development-II has been duly and validly authorized and issued and is fully paid and non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). All of the capital stock of Development-II owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of Development-II are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development-II, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development-II.

            (k) Liberty Property Special Trust ("SP Trust") has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding equity interests of SP Trust have been duly and validly authorized and issued and are fully paid and non-assessable, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). All of the equity interests of SP Trust are owned by the Company


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free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No equity interests of SP Trust are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any equity interests of SP Trust, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such equity interests or any other securities of SP Trust.

            (l) Each of those certain partnerships, limited liability companies or other entities holding title to one or more of the Properties (the "Property Affiliates") are the only entities other than the Operating Partnership, SP Trust, Liberty Property Philadelphia Corp., a Pennsylvania corporation, Liberty Property Philadelphia Trust, a Pennsylvania trust, Liberty Property Philadelphia Corp-IV East, a Pennsylvania corporation, Liberty Property Philadelphia Corp-IV West, a Pennsylvania corporation, LP Malvern LLC, a Pennsylvania limited liability company, and Liberty UK Development Corp., a Pennsylvania corporation, through which the Company and the Operating Partnership own interests in the Properties. Each of the Property Affiliates has been duly organized and is validly existing as a limited partnership, limited liability company or other entity, is duly qualified to do business and is in good standing under the laws of the jurisdiction in which it was organized, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Except as set forth in the Prospectus, all of the ownership interests of each Property Affiliate have been duly and validly authorized and issued and are fully paid and non-assessable. All of such ownership interests owned directly or indirectly by the Company and the Operating Partnership, as described in the Prospectus, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

            (m) The unissued Shares to be issued and sold by the Company to you hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Shares contained in, or incorporated by reference in, the Prospectus.

            (n) (A) This Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (B) the Operating Partnership Agreement and the partnership agreement, limited liability company operating agreement, and each other similar organizational document of each Property Affiliate have been duly and validly authorized, executed and delivered by the parties thereto and are valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their terms.

            (o) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company, and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the Properties or other assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company operating agreement or other similar organizational document of the Company or any of its


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subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities laws in connection with the purchase and distribution of the Shares by you, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares, or the consummation of the transactions contemplated hereby.

            (p) Other than as described in the Prospectus and other than rights of certain persons who have contributed Properties to the Partnership in exchange for Units and persons whose securities are already registered under the Securities Act, and except with respect to certain persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Securities Act.

            (q) Except as described or contemplated in the Prospectus or pursuant to the Share Incentive Plan, and except for the issuance of Common Shares in exchange for Units, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act.

            (r) Neither the Company nor any of the Properties has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital shares or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the Properties or the general affairs, management, financial position, shareholders' equity or results of operations of the Company, other than as set forth or contemplated in the Prospectus.

            (s) The financial statements (including the related notes and supporting schedules thereto) filed as part of, or incorporated by reference in, the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of operations for the respective periods specified.


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            (t)   Ernst & Young LLP, who have certified certain financial
statements of the Company and its subsidiaries, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (u) (A) The Operating Partnership and the Property Affiliates have good and marketable title to each of the Properties, free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus, those relating to certain intra-company debt with respect to Development and Development-II or those which are not material in amount or those which would not have a material adverse effect on the business, operations, use or value of any of the Properties; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company which are required to be disclosed in the Prospectus are disclosed therein; (C) except as otherwise described in the Prospectus, none of the Company, the Operating Partnership or any Property Affiliate and, to the knowledge of the Company, no tenant of any of the Properties is in default under
(i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, in each case which default would have a material adverse effect on the applicable Property, and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute such a default under any of such documents or agreements; (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a material adverse effect on the business operations, use or value of such Property; and
(E) the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner adversely affect the size of, use of, improvements on, construction on or access to the Properties.

            (v) The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

            (w) The Company, the Operating Partnership and the Property Affiliates have obtained title insurance on their fee or leasehold interests in each of the Properties, in an amount at least equal to the greater of (A) the mortgage indebtedness of each such Property or (B) the purchase price (exclusive of improvements) of each such Property.

            (x) Except as disclosed in the Prospectus and except such as in each case would not have a material adverse effect on any Property, any Property Affiliate, the Company, the Operating Partnership or any of their subsidiaries, taken together as a whole: (A) to the knowledge of the Company, after due inquiry, the operations of the Company, the Operating Partnership, Development Corp., Development II, SP Trust and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company, after due inquiry, none of the Company, the Operating Partnership, the Property Affiliates or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that would reasonably be expected to result in the incurrence of liabilities by the Company, the Operating Partnership of any of their subsidiaries under, or any violations of, any

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Environmental Law or give rise to the imposition of any Lien (as defined below)
against the Company, the Operating Partnership of any of their subsidiaries, under any Environmental Law; (C) none of the Company, the Operating Partnership or the Property Affiliates has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) the Company has no actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Company, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and the Company has no actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

            As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C.
Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the Environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

            (y) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries; and each Property carries, or is covered by, insurance covering the value of such Property.

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            (z)   The Company owns or possesses adequate rights to use all
material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

            (aa) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (bb) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            (cc) No relationship, direct or indirect, exists between or among either the Company or any of its subsidiaries on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required to be described in the Prospectus that is not so described.

            (dd) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company.

            (ee) Each "pension plan" for which the Company or any of its ERISA Affiliates (as defined below) would have any liability that is intended to be qualified under section 401(a) of the Code (as defined below) is (i) so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (ii) in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); to the knowledge of the Company, after due inquiry, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any liability; neither the Company any of its ERISA Affiliates has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"). An "ERISA Affiliate" shall mean any person or entity that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

            (ff) The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no material tax deficiency has been asserted against the

Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to it might have) a material adverse effect on the financial position, shareholders' equity, results of operations, business or prospects of the Company or any such subsidiary.

            (gg) At all times since June 16, 1994, the Company, the Operating Partnership, Development Corp., Development II and SP Trust have been, and upon the issue and sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code and the proposed method of operation of the Company, the Operating Partnership, Development Corp., Development II and SP Trust will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

            (hh) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed or contemplated in the Prospectus, neither the Company nor the Operating Partnership has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital shares (other than regular quarterly dividends).

            (ii) The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (jj) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company operating agreement or other similar organizational document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business.

            (kk) Neither the Company or the Operating Partnership, nor any trustee, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ll) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares neither the Company nor any of its subsidiaries will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

            (mm) Other than this Agreement and as set forth in the Prospectus under the heading "Underwriting," there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or you for a brokerage commission, finder's fee or other like payment with respect to issue and sale of the Shares and the consummation of the transactions contemplated by this Agreement.

            (nn) The Company and its subsidiaries has complied with all applicable provisions of Florida Statutes Section 517.075, relating to issuers doing business with Cuba.

      2. Purchase of the Firm Shares by You; Grant of Option to Purchase Additional Shares. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (a) the Company agrees to sell to you, and you agree to purchase from the Company, at a purchase price per share of $36.90, all of the Firm Shares and (b) in the event and to the extent that you shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to you, and you agree to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 2, the number of Optional Shares as to which you shall have exercised such election.

      The Company hereby grants to you the right to purchase at your election up to 405,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined below) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Offering of the Firm Shares by You. Upon the authorization by you of the release of the Firm Shares, you propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. Closing. (a) The Shares to be purchased by you hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to you, through the facilities of the Depository Trust Company ("DTC"), for your account, against payment by you of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December 12, 2003 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of your election to purchase such Optional Shares, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by you pursuant to Section 7(o) hereof, will be delivered at the offices of Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.

      5.    Further Agreements of the Company.  The Company agrees with you:

      (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Time of Delivery (except in accordance with Section 5(e) hereof) which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

      (b) To furnish promptly to you and to your counsel such number of conformed copies you shall reasonably request of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith or incorporated by reference therein and all documents incorporated by reference therein;

      (c) Prior to 5:00 P.M., New York City time, on the New York Business Day (as defined below) next succeeding the date of this Agreement and from time to time, to furnish you with such number of written and electronic copies of the following documents as you shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the applicable Effective Time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and, upon your request, to file such document and to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The aforementioned documents furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used in this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close;

      (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or your counsel, be required by the Securities Act or requested by the Commission;

      (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to you and your counsel within a reasonable period of time prior to the filing thereof, and that filing thereof shall not occur if you shall have objected in good faith thereto;

      (f) The Company will make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the "effective date" (as defined in said Rule 158) of the Registration Statement;

      (g) The Company will file any reports required to be furnished to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder on EDGAR to the extent required to be filed via EDGAR;

      (h) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or real estate syndication laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign entity or to file a general consent to service of process in any jurisdiction;

      (i) During the period beginning from the date hereof and continuing to and including the date sixty (60) days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

      (j) To apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds";

      (k) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

      (l) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

      (m) Except as stated in this Agreement and in the Preliminary Prospectus, if any, and Prospectus, the Company has not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares;

      (n) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code;

      (o) The Company will use its best efforts to obtain and deliver to you as soon as practicable executed copies of an agreement from all of the trustees of the Company, substantially to the effect set forth in Subsection 5(i) hereof, in form and substance satisfactory to you; and

      (p) If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and expenses of your counsel) incurred by you in connection herewith.

      6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of your counsel); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 5(o), in this Section 6 and in Section 10, you shall pay your own costs and expenses, including the costs and expenses of your counsel, any transfer taxes on the Shares which you may sell and the expenses of advertising any offering of the Shares made by you.

      7. Conditions of Your Obligations. Your obligations hereunder, as to the Shares to be delivered at each Time of Delivery, are subject to the accuracy, when made and at and as of such Time of Delivery, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) If the Company has elected to rely upon Rule 462(b) and, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 10:00 P.M., Washington, D.C. time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required to have been made by such time by Rules 424 and 430A under the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business, properties, net worth, or results of operations of the Company or any of its subsidiaries or any Property not contemplated by the Prospectus which, in your reasonable opinion, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or the Operating Partnership, or any partner, officer, director or trustee of the Company or the Operating Partnership, which makes any statement of a material fact made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or you and your counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the reasonable opinion of you or your counsel, materially adversely affect the market for the Shares.

            (c) All trust and partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Shares, the Registration Statement and the Prospectus and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to your counsel, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) (A) Morgan, Lewis & Bockius LLP shall have furnished to you its written opinion, as counsel to the Company, addressed to you and dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The Company is duly qualified to do business as a foreign entity in Florida, Kansas, Maryland, Michigan, New Jersey, Pennsylvania, South Carolina and Virginia.

                  (ii) The Operating Partnership is validly existing and in good standing as a limited partnership under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business as a foreign limited partnership in Florida, Kansas, Maryland, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, Texas, Virginia and Wisconsin, and has the requisite partnership power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus. The Company is the sole general partner of the Operating Partnership. To the knowledge of such counsel, the Operating Partnership Agreement is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Prospectus. All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued, were issued in accordance with the applicable terms of the Operating Partnership Agreement and the certificate of limited partnership of the Operating Partnership and, to the knowledge of such counsel, to the extent that such interests are owned by the Company, are owned by the Company free and clear of any adverse claims as defined in
            Section 8-302 of the Uniform Commercial Code.

                  (iii) Development Corp. is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida, Maryland, Michigan, Minnesota, New Jersey, North Carolina, Virginia and Wisconsin, and has the requisite corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus.

                  (iv) Development-II is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida, New Jersey and Texas, and has the requisite corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus.

                  (v) SP Trust is validly existing as a business trust and
            subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus.

                  (vi) This Agreement has been duly and validly authorized,
            executed and delivered by the Company.

                  (vii) The execution, delivery and performance of this
            Agreement by the Company, the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is filed as an exhibit to the Registration Statement or to any exhibit contained in any document incorporated by reference in the Prospectus and as to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of the Properties or other assets of the Company or any of its subsidiaries is subject, or (ii) to the knowledge of such counsel, conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties or other assets, except with respect to clause (ii), where such conflict, breach or violation would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may have been obtained under the Exchange Act or may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by you, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the issuance, sale and delivery of the Shares to you.

                  (viii) The execution, delivery and performance of this
            Agreement by the Company, the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation or limited liability company operating agreement of the Company or any of its subsidiaries.

                  (ix) Except as set forth in the Prospectus, there are no
            statutory or, to the knowledge of such counsel, contractual or other preemptive or other rights to subscribe for or to purchase, nor any restriction upon the transfer of the Shares pursuant to the Company's declaration of trust or its by-laws, as amended to the date hereof, or, to the knowledge of such counsel, any agreement or other instrument to which the Company is a party.

                  (x) To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and/or the Operating Partnership, on the one hand, and any person, on the other hand, granting such person the right (A) to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or (B) to require the Company or the Operating Partnership to include such securities in the securities registered pursuant to the Registration Statement, other than, in the case of clause (A) above, (i) as set forth in the Prospectus, (ii) rights of certain persons who have contributed Properties to the Partnership in exchange for Units,
            (iii) rights of holders of securities that already have been registered under the Securities Act, and (iv) rights of persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership.

                  (xi) To the knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is subject, that are required to be described in the Prospectus which have not been described as required. To the knowledge of such counsel, no such proceedings are threatened by governmental authorities or others.

                  (xii) To the knowledge of such counsel, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (xiii) Neither the Company nor any of its subsidiaries is an
            "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (xiv) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and related schedules and financial information and data included therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  (xv) Based solely upon the oral advice of a member of the
            staff of the Securities and Exchange Commission and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion.

                  (xvi) The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein.

                  (xvii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial information and data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act.

                  (xviii) The statements contained in the Prospectus under the captions "Risk Factors," "Description of Debt Securities," "Description of Preferred Shares," and "Description of Warrants," insofar as those statements are descriptions of contracts, agreements or other legal documents, or describe federal statutes, rules and regulations, and except to the extent such statements are statistics or calculations constitute a fair summary thereof.

In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the laws of the State of Maryland; and (ii) as to matters of Maryland law, state that its opinion is given solely in reliance upon the opinion of Saul Ewing LLP. Such counsel shall also have furnished to you a written statement, addressed to you and dated such Time of Delivery, in form and substance satisfactory to you, to the effect that
(x) such counsel has acted as counsel to the Company in connection with the preparation of the Prospectus and has reviewed the Registration Statement, and
(y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and may state that such counsel expresses no belief with respect to the financial statements and related schedules and other financial information and data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

      (B) Saul Ewing LLP shall have furnished to you its written opinion, as Maryland counsel to the Company, addressed to you and dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland, and has all trust power and authority necessary to own or hold its properties, to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement.

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued capital shares of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Common Shares contained in, or incorporated by reference in, the Prospectus.

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) general equitable principles.

                  (iv) To the knowledge of such counsel, the execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body of the State of Maryland that has jurisdiction over the Company or any of its properties or assets.

                  (v) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares being delivered at such Time of Delivery by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of the Declaration of Trust or by-laws of the Company.

                  (vi) To the knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which are not disclosed in the Prospectus and which, if determined adversely to the Company, might reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company; and to the best knowledge of such counsel no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (e) (i) Wolf, Block, Schorr and Solis-Cohen LLP shall have furnished to you its written opinion, as counsel to the Company, addressed to you and dated such Time of Delivery, with respect to such tax matters, including, without limitation, the qualification of the Company as a real estate investment trust and the classification of the Operating Partnership as a partnership (and not as a corporation) for federal income tax purposes, as you may reasonably require.

                  (ii) The statements contained in the Prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and Operating Partnership" and in the Prospectus Supplement under the caption "Federal Income Tax Consequences", insofar as those statements are descriptions of contracts, agreements or other legal documents, or they describe federal statutes, rules and regulations, and except to the extent such statements are statistics or calculations, are correct in all material respects.

            (f) You shall have received from Hogan & Hartson L.L.P., your counsel, such opinion or opinions, addressed to you and dated such Time of Delivery, with respect to the issuance and sale of the Shares being delivered at such Time of Delivery by the Company, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) At the time of execution of this Agreement, you shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to you, to the effect set forth in Annex A hereto, addressed to you and dated the date hereof.

            (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to you concurrently with the execution of this Agreement (the "initial letter"), you shall have received from Ernst & Young LLP, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, a letter (each, a "bring-down letter"), in form and substance satisfactory to you, addressed to you and dated the effective date of such post-effective amendment or the date of such Time of Delivery, as applicable, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (i) The Company shall have furnished to you at such Time of Delivery a certificate, addressed to you and dated such Time of Delivery, of the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and the chief financial officer of the Company stating that:

                  (i) The representations and warranties of the Company in
            Section 1 are true and correct as of such Time of Delivery; the Company complied with all of its covenants and agreements contained herein; and the conditions set forth in Sections 7(a), 7(j) and 7(m) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances in which they were made), and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (j) (i) None of the Company or any of its subsidiaries or any Property shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
      (ii) since such date there shall not have been any change in the capital shares or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting any Property Affiliate or Property or the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

            (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis in the United States or elsewhere resulting in a material disruption in the financial markets in the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

            (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or the Operating Partnership's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and
      (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Operating Partnership's debt securities.

            (m) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange.

            (n) The Company has (i) obtained and delivered to you executed copies of an agreement from the officers of the Company listed on Schedule III, substantially to the effect set forth in Subsection 5(i) hereof, in form and substance satisfactory to you, and (ii) used its best efforts to obtain and deliver to you as soon as practicable executed copies of an agreement from all of the trustees of the Company, substantially to the effect set forth in Subsection 5(i) hereof, in form and substance satisfactory to you.

            (o) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

            (p) The Company shall not have failed at or prior to each Time of Delivery to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to such Time of Delivery.

            (q) At such Time of Delivery, your counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares being delivered at such Time of Delivery as herein contemplated shall be satisfactory in form and substance to you and your counsel.

            (r) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel.

            Any certificate or document signed by any officer of the Company and delivered to you, or to your counsel, shall be deemed a representation and warranty by the Company to you as to the statements made therein.

      8.    Indemnification and Contribution

            (a) The Company shall indemnify and hold harmless you, your officers and employees and each person, if any, who controls you within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which you or each such officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), or (iii) any act or failure to act or any alleged act or failure to act by you in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by you through your gross negligence or willful misconduct), and shall reimburse you and each such officer, employee or controlling person for any legal or other expenses reasonably incurred by you or such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning you furnished to the Company by or on behalf of you specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to you or to any of your officers, employees or controlling persons.

            (b) You shall indemnify and hold harmless the Company, its officers and employees, each of its trustees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning you furnished to the Company by or on behalf of you specifically for inclusion therein, and shall reimburse the Company and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to the Company or any such trustee, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) of this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsection (a) or (b) of this
      Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ no more than one firm of its own counsel (in addition to local counsel), with such counsel, in the case of you, to represent jointly you and your officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by you against the Company under this Section 8 if, in your reasonable judgment, it is advisable for you and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

      (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and you, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and you, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by you with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by you and distributed to the public was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) You confirm that the statements on pages S-10 and S-11 of the prospectus supplement to the Prospectus dated December 9, 2003 in the second, sixth and seventh paragraphs, are correct and the Company acknowledges that these statements constitute the only information concerning you furnished in writing to the Company by or on behalf of you specifically for inclusion in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus.

      9. Termination. Your obligations hereunder may be terminated by you by notice given to and received by the Company prior to delivery of and payment for any Shares if, prior to that time, any of the events described in Sections 7(i), 7(j), 7(k), 7(l), 7(m), 7(n) or 7(o), shall have occurred or if you shall decline to purchase the Shares for any reason permitted under this Agreement.

      10. Reimbursement of Your Expenses. If the Company shall fail to tender the Shares for delivery to you by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by you in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to you.

      11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to you, shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registrations Department; and

            (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, at Liberty Property Trust, 65 Valley Stream Parkway, Malvern, PA 19355, Attention: General Counsel (Fax:
      610-644-2175).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon you and your successors and the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control you within the meaning of section 15 of the Securities Act and (B) your indemnity agreement contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of trustees of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      13. Survival. The respective indemnities, representations, warranties and agreements of the Company and you contained in this Agreement, or made by or on behalf of the Company or you pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      14. Time of the Essence. Time shall be of the essence of this Agreement.

      15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the Exchange is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

      16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      19. Authorization to Disclose Tax Matters. You and the Company (and each employee, representative, or other agent of such party) are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without any limitation of any kind.


                        [SIGNATURES APPEAR ON NEXT PAGE]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof (one for the Company, one for you, one for the Company's counsel and one for your counsel), and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                          Very truly yours,

                                          LIBERTY PROPERTY TRUST

                                          By:  /s/ William P. Hankowsky
                                              --------------------------
                                              Name: William P. Hankowsky
                                              Title: Chairman, President & CEO


Accepted:

/s/ Goldman, Sachs & Co.
------------------------------
(Goldman, Sachs & Co.)

                                   SCHEDULE I

Florida, Kansas, Maryland, Michigan, Pennsylvania, New Jersey, South Carolina and Virginia.

                                   SCHEDULE II

Liberty Property Philadelphia Corp., a Pennsylvania corporation
Liberty Property Philadelphia Trust, a Pennsylvania trust
Liberty Property Philadelphia Corp-IV East, a Pennsylvania corporation Liberty Property Philadelphia Corp-IV West, a Pennsylvania corporation LP Malvern LLC, a Pennsylvania limited liability company
Liberty UK Development Corp., a Pennsylvania corporation

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                                  SCHEDULE III

William P. Hankowsky
Robert E. Fenza
Joseph P. Denny
George J. Alburger, Jr.
James J. Bowes

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                                                                         ANNEX A

                          COMFORT LETTER -- DESCRIPTION

      Pursuant to Sections 7(g) and 7(h) of the Underwriting Agreement, the accountants shall furnish letters to Goldman, Sachs & Co. to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and they are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to Goldman, Sachs & Co., and are attached hereto;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures

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      specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                 (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                 (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                 (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital shares (other


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              than issuances of capital shares upon exercise of options and share appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (F) for the period from the date of the latest financial
              statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by Goldman, Sachs & Co., except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by Goldman, Sachs & Co. which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by Goldman, Sachs & Co. or in documents incorporated by reference in the Prospectus specified by Goldman, Sachs & Co., and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


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